Exhibit 99.1

      Freescale Semiconductor Reports Third Quarter 2006 Results


    AUSTIN, Texas--(BUSINESS WIRE)--October 19, 2006--Freescale
Semiconductor (NYSE:FSL) (NYSE:FSL.B) today reported its financial results for the third quarter ended September 29, 2006.

    Third quarter 2006 highlights include:

    --  Net sales of $1.62 billion;

    --  Gross margin of 46.1%;

    --  Operating margin of 16.4%;

    --  Net earnings of $257 million;

    --  Diluted earnings per share of $.61.

    "I am pleased with the progress in our execution," said Michel Mayer, chairman and CEO. "We are continuing to transform Freescale into an industry leader."

    Definitive Merger Agreement

    On September 15, 2006, Freescale announced that it had entered into a definitive merger agreement to be acquired by a private equity consortium in a transaction with a total equity value of approximately $17.6 billion. The consortium is led by The Blackstone Group, and includes The Carlyle Group, Permira Funds and Texas Pacific Group. Under the terms of the merger agreement, the consortium will acquire all of the outstanding Class A and Class B shares of Freescale for $40 per share in cash, representing a premium of approximately 36% over Freescale's average closing share price during the 30 trading days ended September 8, 2006. The company first acknowledged it was in discussions with third parties regarding a possible transaction on September 11, 2006.

    Further information regarding the proposed merger can be found in the company's definitive proxy statement dated October 19, 2006, which has been filed with the Securities and Exchange Commission. The proposed merger is subject to the approval of the definitive merger agreement by Freescale's stockholders and the satisfaction of other closing conditions. The board of directors of Freescale has unanimously approved the merger agreement and resolved to recommend that Freescale's stockholders adopt the agreement.

    A special meeting of stockholders to approve the merger has been scheduled for November 13, 2006. Stockholders of record on October 18, 2006 are entitled to vote at the special meeting.

    Third Quarter 2006

    Sales

    Net sales in the third quarter of 2006 were $1.62 billion, compared to $1.60 billion in the second quarter of 2006 and $1.45 billion in the third quarter of 2005, representing year-over-year growth of 11.7%.

    Operating Earnings

    Operating earnings for the third quarter of 2006 were $265 million or 16.4% of net sales, compared to $251 million, or 15.7% of net sales, for the second quarter of 2006 and $152 million, or 10.5% of sales, for the third quarter of 2005. Operating earnings grew 74% on a year-over-year basis.

    Net Earnings

    Net earnings for the third quarter of 2006 were $257 million, or $.61 per diluted share, which included stock-based compensation expense for stock options of $.03 per diluted share, representing year-over-year net earnings growth of 57%.

    This compares to $260 million, or $.61 per diluted share, in the second quarter of 2006, including stock option expense, and $164 million, or $.38 per diluted share, reported without stock option expense, in the third quarter of 2005.

    Included in the third quarter 2006 is $15 million of expense associated with the redemption of $400 million of the company's floating rate notes and $7 million of expenses related to the definitive merger agreement.

    Operating Highlights

    Gross margin for the third quarter of 2006 was 46.1%, compared to 46.0% in the second quarter of 2006 and 42.9% in the third quarter of 2005.

    Cash, cash equivalents, short-term investments and marketable securities totaled $3.0 billion in the third quarter of 2006. Capital expenditures for the third quarter were $193 million.

    Transportation and Standard Products

    The Transportation and Standard Products segment reported net sales of $682 million in the third quarter of 2006, compared to $697 million in the second quarter of 2006 and $620 million in the third quarter of 2005.

    The segment's operating earnings were $144 million in the third quarter of 2006 (21% of net sales), compared to $144 million in second quarter of 2006 and $73 million in the third quarter of 2005.

    Networking and Computing Systems

    The Networking and Computing Systems segment reported net sales of $369 million, compared to $370 million in the second quarter of 2006 and $360 million in the third quarter of 2005.

    Operating earnings in the third quarter were $101 million (27% of net sales), compared to $102 million in the second quarter of 2006 and $69 million in the third quarter of 2005.

    Wireless and Mobile Solutions

    The Wireless and Mobile Solutions segment reported net sales of $540 million in the third quarter of 2006, compared to $514 million in the second quarter of 2006 and $455 million in the third quarter of 2005.

    The segment generated operating earnings of $36 million (7% of net sales) in the third quarter of 2006, compared to $26 million in the second quarter of 2006 and $35 million in the third quarter of 2005.

    Other Operations

    Other operations, which includes revenues and expenses not directly attributed to any of our segments, reported an operating loss of ($16) million in the third quarter of 2006, compared to operating losses of ($21) million in the second quarter of 2006 and ($25) million in the third quarter of 2005.

    Fourth Quarter 2006 Outlook

    For the fourth quarter of 2006, the company expects to report revenues of $1.535 to $1.635 billion. Gross margins for the fourth quarter of 2006 are expected to be essentially in-line with the third quarter of 2006.

    Conference Call and Webcast

    Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time (USA) on Thursday, October 19, 2006. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

    About the Proposed Merger

    In connection with the proposed merger, on October 19, 2006 Freescale filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT ON FILE WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Freescale Semiconductor, Inc. at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Freescale Investor Relations, USA, telephone: 512-895-2454 or on the company's Web site at www.freescale.com/investor.

    Freescale and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning all of Freescale's participants in the solicitation, including our directors and executive officers, is included in the definitive proxy statement relating to the proposed merger. Each of these documents is available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from Freescale Investor Relations, USA, telephone:
512-895-2454 or on the company's Web site at www.freescale.com/investor.

    Caution Regarding Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the future. The forward-looking statements contained in this press release include statements about the proposed merger and statements about our expected financial performance for the fourth quarter of 2006. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of Freescale and its management. For example, if Freescale's stockholders do not approve the proposed merger, or if the necessary regulatory approvals are not obtained, the proposed merger will not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the proposed merger will be completed, costs and potential litigation associated with the proposed merger, the failure to obtain Freescale's stockholder approval, the inability to obtain, or meet specific conditions imposed for applicable regulatory approvals relating to the proposed merger, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in Freescale's Annual Report on Form 10-K for the year ended December 31, 2005, Freescale's most recent Quarterly Report on Form 10-Q and in Freescale's other SEC filings. Freescale undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Freescale

    Freescale Semiconductor, Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2005 sales of $5.8 billion (US). www.freescale.com




            Freescale Semiconductor, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
                             (Unaudited)
               (In millions, except per share amounts)

                                        Three Months Ended
                             -----------------------------------------
                             September 29,   June 30,    September 30,
                                 2006          2006          2005
                             ------------- ------------- -------------

Net sales                          $1,619        $1,599        $1,450
Cost of sales                         873           864           828
                             ------------- ------------- -------------

Gross margin                          746           735           622
                             ------------- ------------- -------------

Selling, general and
 administrative                       181           185           160
Research and development              298           299           310
Reorganization of businesses
 and other                             (5)           --            --
Transaction expenses                    7            --            --
                             ------------- ------------- -------------

Operating earnings                    265           251           152
                             ------------- ------------- -------------

Other
   Interest income, net                 7             8             1
   Gains on sales of
    investments and
    businesses, net                    --             1            26
   Other, net                          (5)           (3)           (1)
                             ------------- ------------- -------------

Total other                             2             6            26
                             ------------- ------------- -------------

Earnings before income taxes          267           257           178
Income tax expense (benefit)           10            (3)           14
                             ------------- ------------- -------------


Net earnings                         $257          $260          $164
                             ------------- ------------- -------------


Net earnings per common
 share:
Basic                               $0.63         $0.64         $0.40
Diluted                             $0.61         $0.61         $0.38
Weighted average common
 shares outstanding:
Basic                                 409           406           408
Diluted                               424           424           428




            Freescale Semiconductor, Inc. and Subsidiaries
              Condensed Consolidated Segment Information
                            (In millions)

                                        Three Months Ended
                             -----------------------------------------
                             September 29,   June 30,    September 30,
                                 2006          2006          2005
                             ------------- ------------- -------------

Net sales:
Transportation and Standard
 Products                            $682          $697          $620
Networking and Computing
 Systems                              369           370           360
Wireless and Mobile
 Solutions                            540           514           455
Other                                  28            18            15
                             ------------- ------------- -------------

       Segment totals              $1,619        $1,599        $1,450
                             ------------- ------------- -------------


Operating earnings:
Transportation and Standard
 Products                            $144          $144           $73
Networking and Computing
 Systems                              101           102            69
Wireless and Mobile
 Solutions                             36            26            35
Other                                 (16)          (21)          (25)
                             ------------- ------------- -------------

       Segment totals                $265          $251          $152
                             ------------- ------------- -------------




            Freescale Semiconductor, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In millions)

                                           September 29, December 31,
                                               2006          2005
                                           ------------- -------------
                                            (Unaudited)
ASSETS
Cash, cash equivalents, short-term
 investments and marketable securities           $2,965        $1,421
Accounts receivable, net                            711           535
Inventories                                         756           647
Other current assets                                360           367
                                           ------------- -------------

     Total current assets                         4,792         2,970
                                           ------------- -------------

Property, plant and equipment, net                2,227         2,035
Investments                                          11         1,616
Other assets                                        741           549
                                           ------------- -------------

     Total assets                                $7,771        $7,170
                                           ------------- -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and current portion of long-
 term debt and capital leases                       $45            $7
Accounts payable                                    577           469
Accrued liabilities and other                       723           663
                                           ------------- -------------

     Total current liabilities                    1,345         1,139
                                           ------------- -------------

Long-term debt                                      832         1,230
Other liabilities                                   353           354

Total stockholders' equity                        5,241         4,447
                                           ------------- -------------

     Total liabilities and stockholders'
      equity                                     $7,771        $7,170
                                           ------------- -------------




            Freescale Semiconductor, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
               (In millions, except per share amounts)

                                                Nine Months Ended
                                           ---------------------------
                                           September 29, September 30,
                                               2006          2005
                                           ------------- -------------

Net sales                                        $4,744        $4,364
Cost of sales                                     2,572         2,563
                                           ------------- -------------

Gross margin                                      2,172         1,801
                                           ------------- -------------

Selling, general and administrative                 553           481
Research and development                            894           902
Reorganization of businesses and other               (5)           10
Separation expenses                                  --            10
Transaction expenses                                  7            --
                                           ------------- -------------

Operating earnings                                  723           398
                                           ------------- -------------

Other
   Interest income (expense), net                    27            (3)
   Gains on sales of investments and
    businesses, net                                   1            26
   Other, net                                        (9)          (13)
                                           ------------- -------------

Total other                                          19            10
                                           ------------- -------------

Earnings before income taxes                        742           408
Income tax expense                                   20            37
                                           ------------- -------------

Earnings before cumulative effect of
 accounting change                                  722           371
Cumulative effect of accounting change,
 net of income tax                                    7            --
                                           ------------- -------------

Net earnings                                       $729          $371
                                           ------------- -------------


Earnings per common share before
 cumulative effect of accounting change:
Basic                                             $1.77         $0.92
Diluted                                           $1.70         $0.88
Cumulative effect of accounting change per
 common share:
Basic                                             $0.02           $--
Diluted                                           $0.02           $--
Net earnings per common share:
Basic                                             $1.79         $0.92
Diluted                                           $1.72         $0.88
Weighted average common shares
 outstanding:
Basic                                               407           404
Diluted                                             424           421




            Freescale Semiconductor, Inc. and Subsidiaries
              Condensed Consolidated Segment Information
                            (In millions)

                                                Nine Months Ended
                                           ---------------------------
                                           September 29, September 30,
                                               2006          2005
                                           ------------- -------------

Net sales:
Transportation and Standard Products             $2,032        $1,917
Networking and Computing Systems                  1,090         1,096
Wireless and Mobile Solutions                     1,560         1,299
Other                                                62            52
                                           ------------- -------------

       Segment totals                            $4,744        $4,364
                                           ------------- -------------


Operating earnings:
Transportation and Standard Products               $417          $244
Networking and Computing Systems                    284           212
Wireless and Mobile Solutions                        96            40
Other                                               (74)          (98)
                                           ------------- -------------

       Segment totals                              $723          $398
                                           ------------- -------------




    CONTACT: Freescale Semiconductor, Inc., Austin
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Tim Doke, 512-895-1791
             tim.doke@freescale.com